DEFINITIVE COPY OF INFORMATION STATEMENT


     As filed with Securities and Exchange Commission on November 26, 1999

                                                        Registration No. 2-66073



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C., 20549


                            SCHEDULE 14C INFORMATION


                                      under

                            Reg. Section 240.14c-101.

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of l934

Check the appropriate box:

{ }  Preliminary Information Statement
{X}  Definitive Information Statement

                             NRM INVESTMENT COMPANY
                      -----------------------------------
                  (Name of Registrant As Specified In Charter)


                     Edward Fackenthal, Assistant Secretary
                      -----------------------------------
              (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):

     No filing fee for this registered investment company is required by reason of the EDGAR amendments and Rule 301 of Regulation S-T.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            OF NRM INVESTMENT COMPANY

                                       for

                                December 16, 1999

     The annual meeting of the shareholders of NRM Investment Company is to be held at Philadelphia Country Club, Spring Mill Road, Gladwyne, Pennsylvania, on December 16, 1999 at 9:00 a.m.

     Inquiries about the agenda for the meeting should be addressed to the Company's principal executive offices at Suite 112, Building 3, Rosemont Business Campus, 919 Conestoga Road, Rosemont, Pennsylvania 19010, or telephone 610 525 0904.


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

     This information statement and notice of the annual meeting of the shareholders will be mailed to shareholders of record on November 26, 1999.

                 Security Ownership of Certain Beneficial Owners
                                 and Management

     The following individuals constitute the board of directors of the Company, its officers, as well as its largest shareholders.

     Table I shows the number of shares the directors own. Table II contains certain biographical information about the directors.

     Note that in addition to being directors, John H. McCoy is Chairman of the Board and President, and Thomas F. Kilcullen, Jr. is Treasurer and Secretary. George W. Connell is the principal officer of the Company's investment advisor, Rittenhouse Trust Company. Messrs. McCoy, Somers and Rainer have been directors of the Company since its inception as an investment company in 1979. Mr. Kilcullen has been a director since December, 1990 and Mr. Connell, since December 1992.

     Information for Table I regarding the shares these individuals own was furnished by Investors Trust Company, Wyomissing, Pa., the Company's administrator, transfer agent and provider of certain other services.

     The Company has issued one class of stock.

                                     Table I

                                                       Percentage of
Name and address           No. of Shares                 Ownership
----------------           -------------               --------------

John H. McCoy              2,817,680                        66.0%
1010 Broadmoor Road
Bryn Mawr, Pa 19010



Francis J. Rainer            240,000                         5.6%
2 Campus Blvd.
Newtown Square, Pa., 19073


Joseph V. Somers             235,057                         5.5%
1518 Mt. Pleasant Road
Villanova, PA 19085


Thomas F. Kilcullen, Jr.     200,000                         4.7%
4 Carriage Way
Berwyn, PA 19312


George W. Connell            153,511                         3.6%
Suite 450, No. 3 Radnor
Corporate Center,
Radnor, Pa. 19087

                                    Table II


                                               Principal Occupation
                             Position              During Past
Name                       with Registrant          Five Years
----                       ---------------     ---------------------

John H. McCoy(1)           Director,         Presently retired;
                           President         former President of
                                             National Rolling Mills, Inc., a
                                             steel rolling plant, since August
                                             1979. Prior thereto, he was
                                             President and Director of National
                                             Rolling Mills Co.
                                             77 years old.

Joseph  V.  Somers         Director          Presently retired;
                                             former President of
                                             Somers Construction
                                             Company and Vice President
                                             of Industrial Lift Truck Co.
                                             78 years old.

Francis J. Rainer          Director          President of Rainer
                                             & Company a Profess-
                                             ional Corporation.
                                             He is also Vice-
                                             Chairman of the
                                             Board of Delaware
                                             Valley Savings Bank.
                                             76 years old.



--------
     (1) John H. McCoy and George W. Connell are "interested" directors as defined in the Investment Company Act of 1940. Mr. McCoy owns 66% of the outstanding shares of the Company, is its chief executive officer and controls the company. Mr. Connell is the principal of the investment adviser for the Company and owns 3% of the Company's stock.

Thomas F. Kilcullen, Jr.   Director          Presently retired;
                           Treasurer, and    former Vice Presi-
                           Secretary         dent, Treasurer
                                             and Secretary of
                                             National Rolling
                                             Mills Inc. since
                                             August 1979.  Prior
                                             thereto, he was Vice
                                             President and Treas-
                                             urer of National
                                             Rolling Mills Co.
                                             69 years old.


George W. Connell(1)                         President, Director
                                             and sole shareholder
                                             of Rittenhouse Trust
                                             Company, the invest-
                                             ment advisor; Chief Investment
                                             Officer of Rittenhouse Financial
                                             Securities, a register
                                             brokerage dealer.
                                             64 years old.



     The officers and directors are not compensated by the Company except for $400 per directors meeting attended. All of the directors attended at least three of the four quarterly meetings in the last fiscal year. The Company has no audit, compensation, or nomination committees.

--------
     (1) See note on prior page.

                           The Agenda for the Meeting

                                        A

                        Announcements to the Shareholders


     The following are items of information expected to be announced to the shareholders; no action will be required by them.

                                        I

                                  Annual Report


     The Company's annual report for the year ending August 31, 1999 was sent to shareholders of record on October 11, 1999; the Board and a representative of the Company's investment advisor will be present to discuss the contents of the report with the shareholders. The report was also contained in the Registration Statement filed with the Securities and Exchange Commission on November 1, 1999.(1) No representative of the principal accountant for the latest fiscal year is expected to be present at the meeting nor will a representative be available to respond to questions by any other means. Shareholders will have the opportunity to make any statement they wish regarding the report or other aspects of their investment. Any shareholder wishing a copy of the annual report may obtain the same without cost by calling counsel for the Company, collect, at
(610) 279-3370.



                                       II
                      Further Employment of Officers, Etc.

     Management will recommend to the Board, and the Board, if accepted, will announce its resolution to continue with the employment of present officers, counsel, custodian, transfer agent, and books and records administrator for the ensuing year.


--------
     (1) The Company hereby requests the Securities and Exchange Commission to treat the report as a part of this information statement, and incorporates it herein by reference.

                                        B
                           Action by the Shareholders

                           Tabulation of Shareholders

     There are, as of the record date, 4,287,054 outstanding shares of the Company, held in one class by 143 shareholders. Each share is entitled to one vote. At the meeting, the Secretary shall tabulate the number of shareholders present at the meeting and the number of shares they represent, collectively, and shall make a determination whether such shares are sufficient for the transaction of business. There are not expected to be "broker non-votes" or abstentions. Should sufficient shares be thus represented, the Chairman will proceed with the following business:


                                        I
                              Election of Directors

     The Chairman of the meeting will entertain nominations for directors for the ensuing year. Nominations by management will be the existing board of John
H. McCoy, Joseph V. Somers, Francis J. Rainer, Thomas F. Kilcullen, Jr. and George W. Connell. The directors will be elected by a simple majority vote; shareholders are not entitled to accumulate their votes.

     At the close of nominations, there will be an appointment of a judge of election, if requested by the shareholders, the appointment to be a non-candidate appointed by the Chairman. Thereafter there will be a vote by shareholders for directors by ballot or voice vote.

                                       II
                            Reemployment of Auditors

     The board has reviewed the performance of Beard & Company, Inc. Reading, Pennsylvania, as the Company's auditors for the fiscal year ending August 31, 1999 and will recommend to the shareholders that the firm be re-employed as the auditors for the fiscal year ending August 31, 2000.

                                       III

                             Reemployment of Advisor


     [The following discussion relative to the reemployment of the Advisor is subject to the discussion under item IV dealing with a change in investment policy which will be submitted to the shareholders; if such a change is approved, the Board will submit a resolution to employ a new advisor.]


     From December 9, 1992 through July 15, 1997 Rittenhouse Financial Services, Inc. ("RFS") served as the Company's investment advisor. On September 1, 1997 RFS was acquired by the John Nuveen Company. On October 7, 1997 the Company's Board ratified an amendment to the advisory agreement dated September 3, 1997 assigning the investment advisory account and agreement from RFS to the Rittenhouse Trust Company. The Rittenhouse Trust Company is qualified to act as an investment advisor for the Company under the Investment Advisors Act and the Investment Company Act. The assignment did not result in a change of actual control or management of the investment advisor, in that George W. Connell was the sole shareholder of RFS until acquired and remains the sole shareholder of Rittenhouse Trust Company. Through its own activities and that of its related companies, Rittenhouse Trust Company provides advisory, brokerage and other financial services to individual and institutional clients. The offices of the advisor are at Suite 450, No. 3 Radnor Corporate Center, Radnor, Pa. 19087.


     Rittenhouse Trust Company has been engaged as an advisor to the Company to render opinions on best price and execution for trades executed in the account. It also opines on the suitability of securities purchases and trading activity to meet the goals and objectives of the Board and shareholders. RTC'S officers have had 18 years of experience in managing or advising clients' fixed income assets as well as a long history of working with the Company. Their experience of trading with a wide variety of Wall Street firms gives the Board a broad view of trading effectiveness. Its research contacts on Wall Street, in addition to its in-house capabilities, give the Board a unique perspective on economics and forecasts of future rate movements. RTC also is advisor to Shepmeyers Investment Company, a mutual fund having a portfolio of approximately $15,000,000 invested, in short term municipal bonds. The rate of the advisor's compensation for providing services to Shepmeyers is $25,000 per year less certain expenses it pays on behalf of that fund which averages approximately $6,500 per year.

     Based upon the foregoing, the Board, has fully satisfied itself with the qualities of RTC. The last submission of the advisory contract to the shareholders (with RFS) was at the 1998 annual meeting taking place on December 17, 1998. The Board again submits the advisory contract to the shareholders
(RTC). The advisor's principal, George Connell, as explained above, is a current director and seeks nomination to be a director for the next calendar year.

     The advisor furnishes investment advice to the Board, acting as an investment committee on a non-discretionary basis. The contract is terminable upon notice by the Company, and upon 60 days notice by the advisor. No changes in the contract are expected for the coming year; compensation for the advisor for the past year and for the coming year was, and is expected to be, at the annual rate of $10,000. No funds were paid to an affilliated broker.


                                       IV
                           Change in Investment Policy



     The Board will report to the shareholders, information presented to a special Board meeting of November 18, 1999 relative to alternate investment possibilities for the Company. Should the Board decide to act on the information, it might lead to investments in stock or securities other than municipal obligations in an amount exceeding one-half of the Company's total investments. In particular, the Company is considering investing up to its entire portfolio in convertible bonds or debentures, or convertible stock. Such a plan is subject to shareholder approval and would be presented to the meeting.



     Should the shareholders adopt a plan which deviates from its present policy as above, the Board will submit a proposed contract to the shareholders to employ a new investment advisor to commence his or its duties after the termination of the present advisory contract. The new advisor would be Calamos Asset Management Inc., 1111 East Warrenville Road, Naperville, IL 60563.


                                        V

     The Company will entertain any other business which is properly presented to the shareholders.



                                               Edward Fackenthal
                                               Assistant Secretary